EXHIBIT 4(b)(20)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                      $ [     ]

No. FL-01                                       CUSIP #[ ]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                            PRINCIPAL PROTECTED NOTES
         LINKED TO THE DECLINE, IF ANY, IN THE VALUE OF THE JAPANESE YEN
                        AGAINST THE UNITED STATES DOLLAR
                                DUE JULY 25, 2007

Interest Rate: *

Original Issue Date: January 25, 2006            Redeemable On and After: N/A

Maturity Date:       July 25, 2007               Optional Repayment Date(s): N/A

Minimum
Denominations:       $1,000, increased in multiples of $1,000 **

* The Company will not make any periodic payments of interest or any other payments on the Notes until Maturity. At Maturity, the Company will pay the Cash Settlement Value (as defined below).

** The minimum purchase for any purchaser domiciled in a Member State of the European Union shall be $100,000.

            THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Cash Settlement Value on the maturity date shown above (the "Maturity Date").

            Payment of the Cash Settlement Value shall be made at the office or agency of the Trustee (as defined below) maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt.

            The Cash Settlement Value due at Maturity will be paid at Maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            This Note is one of the series of Medium-Term Notes, Series B, of the Company.

            Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                       THE BEAR STEARNS COMPANIES INC.


                                       By:
                                          --------------------------------------
                                            Executive Vice President and
                                            Chief Financial Officer

ATTEST:


-------------------------
Secretary

[Corporate Seal]


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                       JPMORGAN CHASE BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Signature

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                            PRINCIPAL PROTECTED NOTES

         LINKED TO THE DECLINE, IF ANY, IN THE VALUE OF THE JAPANESE YEN
                        AGAINST THE UNITED STATES DOLLAR

                                DUE JULY 25, 2007

            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991, as amended (herein called the "Indenture") between the Company and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of the series of the Securities designated as Medium-Term Notes, Series B (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

Certain Definitions

Exchange Rate:...................   means the relationship between the Japanese
                                    yen and the U.S. dollar as expressed as the number of Japanese yen which can be exchanged for one U.S. dollar, as determined at the 10 a.m. (New York time) Federal
                                    Reserve Bank of New York midpoint fixing for JPY per USD exchange rate as published on Reuters Screen Page "1 FED" and on Bloomberg as TNFXJY (Index) (the "Exchange Rate").

Calculation Agent:...............   means Bear Stearns Forex Inc.

Currency Business Day:...........   means a day, as determined by the
                                    Calculation Agent in its sole discretion, other than a Saturday or Sunday, on which commercial banks are open for business
                                    (including dealings in foreign exchange and foreign currency deposits) in the principal financial centers in the U.S. and Japan

Initial Exchange Rate:...........   equals 115.21.

Final Exchange Rate:.............   will be determined by the Calculation Agent
                                    and will equal the Exchange Rate on July 20, 2007, the "Calculation Date," or, if that day is not a Currency Business Day, on the next Currency Business Day.

Maturity Date:...................   means July 25, 2007.


Cash Settlement Value

            At Maturity, the Company shall pay the "Cash Settlement Value," as follows:

            (i) If, at maturity, the Final Exchange Rate is greater than or equal to the Initial Exchange Rate, the Cash Settlement Value will equal the principal amount of Notes, plus:

                                   |Final Exchange Rate - Initial Exchange Rate|
                  o $1000 x 200% x |-------------------------------------------|
                                   |             Final Exchange Rate           |

            (ii) If, at maturity, the Final Exchange Rate is less than the Initial Exchange Rate, the Cash Settlement Value will be $1,000. Because the Notes are principal protected if held to maturity, in no event will the Cash Settlement Value be less than $1000.

Discontinuance of the Exchange Rate

            If the Calculation Agent, in its sole discretion, determines, that the Japanese yen has been removed from circulation or otherwise discontinued and banks dealing in foreign exchange and foreign currency deposits in Japanese yen have commenced trading a successor or substitute currency substantially similar to the Japanese yen that the Calculation Agent determines, in its sole discretion, to be comparable to the Japanese yen (the "Successor Currency") (the number of such Successor Currency which can be exchanged for one U.S. dollar on the relevant Calculation Date being referred to herein as the "Successor Exchange Rate"), then the Final Exchange Rate will be determined by reference to the Successor Exchange Rate at the time determined by the Calculation Agent on the markets for the Successor Currency on the Calculation Date.

            If the Calculation Agent determines that any Successor Exchange Rate shall be utilized for purposes of calculating the Final Exchange Rate, the Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at the Final Exchange Rate.

            Upon any selection by the Calculation Agent of a Successor Exchange Rate, the Calculation Agent will cause notice to be furnished to the Company and the Trustee, who will provide notice of the selection of the Successor Index to the Holders of the Notes. If a Successor Exchange Rate is selected by the Calculation Agent, the Successor Exchange Rate will be used as a substitute for the Exchange Rate for all purposes, including for purposes of calculating the Cash Settlement Value and determining whether a Currency Disruption Event exists.

            If the Calculation Agent, in its sole discretion, determines that
(i) it is unable to determine the Final Exchange Rate or Successor Exchange Rate for two consecutive Currency Business Days, or (ii) that the Japanese yen has been removed from circulation or otherwise discontinued and that no Successor Exchange Rate is available at such time, the Calculation Agent will determine, in its sole discretion, the value of the Exchange Rate to be used for the Final Exchange Rate. Notwithstanding the foregoing, if the Japanese yen has been removed from circulation or otherwise discontinued, and the Calculation Agent determines that no Successor Exchange Rate is available at such time and no Successor Exchange Rate is likely to become available, the Calculation Agent may, in its sole discretion, accelerate the Maturity Date for the Notes, calculate the Final Exchange Rate as specified above and calculate the Cash Settlement Value based upon such Final Exchange Rate.

Currency Disruption Events

            If there is a currency disruption event (a "Currency Disruption Event") on the date with respect to which the Final Exchange Rate is to be determined, the Final Exchange Rate will be determined on the basis of the first succeeding Currency Business Day on which there is no Currency Disruption Event. In no event, however, will the date with respect to which the Final Exchange Rate is determined be a date that is more than two Currency Business Days following the original date that, but for the Currency Disruption Event, would have been utilized to determine the Final Exchange Rate. In that case, the second Currency Business Day will be deemed to be the Calculation Date, notwithstanding the Currency Disruption Event, and the Calculation Agent will determine the Final Exchange Rate on that second Currency Business Day in accordance with the method of calculating the Final Exchange Rate in effect prior to the Currency Disruption Event (that would have prevailed but for such suspension or limitation) as of that second Currency Business Day.

            A Currency Disruption Event means any of the following events, as determined by the Calculation Agent, in its sole discretion:

o (a) the occurrence or existence of any condition or event (other than an event described in (b) below) which the Calculation Agent determines is material that, at any time, disrupts or impairs (as determined by the Calculation Agent in its sole discretion) the ability of market participants in general through legal channels to (A) convert Japanese yen or any Successor Currency into U.S. dollars, (B) deliver U.S. dollars from accounts within the local jurisdiction for Japanese yen or any Successor Currency, to accounts outside such jurisdiction, or (C) to deliver Japanese yen or any Successor Currency between accounts within the local jurisdiction to a person that is a non-resident of such jurisdiction; or

o (b) any other event, the Calculation Agent determines in its sole discretion, that materially interferes with our ability or our affiliates' ability to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect

Redemption; Defeasance

            The Notes are not subject to redemption before Maturity, and are not subject to defeasance.

Events of Default and Acceleration

            If an Event of Default with respect to any Notes has occurred and is continuing, then the amount payable to the beneficial owner of a Note, upon any acceleration permitted by the Notes will be equal to the Cash Settlement Value as though the date of early repayment were the Maturity Date of the Notes, adjusted by an amount equal to any losses, expenses and costs to the Company of unwinding any underlying or related hedging or funding arrangements, all as determined by the Calculation Agent in its sole and absolute discretion.

Same-Day Settlement and Payment

            Payment of the Cash Settlement Value will be made in immediately available funds, so long as the Notes are maintained in book-entry form.

Calculation Agent

            All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Company and Holders of the Notes.

General

            If so specified on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to Maturity. On and after such date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part in increments of $1,000, at the option of the Company, at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date, on notice given, unless otherwise specified on the face hereof, not more than 60 nor less than 30 days prior to the Redemption Date. If less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

            If so specified on the face of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s). If no Optional Repayment Date is set forth on the face hereof, this Note may not be repaid at the option of the Holder prior to Maturity. On and after the Optional Repayment Date, if any, from which this Note may be repaid at the option of the Holder, this Note shall be repayable in whole or in part in increments of $1,000 at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 nor more than 60 days prior to the Optional Repayment Date (i) this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note's tenor or terms, the principal amount of this Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed, will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option shall be irrevocable.

            If any Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Cash Settlement Value with respect to this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

            The Cash Settlement Value payable with respect to this Note shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                      ------------------------------------


                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          -      as tenants in common

TEN ENT          -      as tenants by the entireties

JT TEN           -      as joint tenants with right of survivorship and not as
                        tenants in common

UNIF GIFT MIN ACT -     ___________________ Custodian ___________________
                              (Cust)                        (Minor)
                                Under Uniform Gifts to Minors Act

                        _________________________________________________
                                             (State)

Additional abbreviations may also be used though not in the above list.

                      ------------------------------------

                            OPTION TO ELECT REPAYMENT

            The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on ____________, 20___ (the "Optional Repayment Date") at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned.)

            For this Note to be repaid the Trustee must receive at 4 New York Plaza, New York, New York 10004, Attention: Debt Operations - 13th Floor, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 days nor less than 30 days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

            If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the Holder elects to have repaid: $_________________; and specify the denomination or denominations (which, unless a different minimum denomination is set forth on the face hereof, shall be $25,000 or an integral multiple of $1,000 in excess of $25,000) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $________________.


Date:_________________                       ________________________________
                                             Note:  The signature to this
                                             Option to Elect Repayment must
                                             correspond with the same as
                                             written upon the face of this
                                             Note in every particular without
                                             alteration or enlargement.

                      ------------------------------------


                                   ASSIGNMENT
                                   ----------

                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto


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PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


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the within Note and all rights thereunder, hereby irrevocably constituting and appointing


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_____________________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
      ------------------------------              ------------------------------


------------------------------------
        (Signature Guarantee)